Exhibit 35.2
                                 ------------



                                                   [Logo Omitted] IndymacBank(R)



                      REG AB 1123 Statement of Compliance
                      -----------------------------------

I am an authorized officer for IndyMac Bank, F.S.B., a servicer for the transaction listed below and I certify:

a) A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.

b) To the best of my knowledge, based on such review, IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.



                                       By: /s/ Robert M. Abramian
                                           -----------------------------------
                                           Robert M. Abramian
                                           First Vice President
                                           Home Loan Servicing
                                           Investor Reporting
                                           IndyMac Bank



                                       By: /s/ Bart Vincent
                                           -----------------------------------
                                           Bart Vincent
                                           SVP, CFO - Home Loan Servicing
                                           HLS Finance
                                           Indymac Bank

Prepared for:           Countrywide

Date:                   February 29, 2008

Ref:                    CWALT 2007-OA7








                   155 North Lake Avenue, Pasadena, CA 91101